SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
             September 28, 2004 (September 28, 2004)

                   BEAR LAKE RECREATION, INC.
                   --------------------------
       (Exact Name of Registrant as Specified in Charter)


        Nevada                       0-49671                87-0620495
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
of Incorporation)                                       Identification Number)


              4685 South Highland Drive, Suite 202
                   Salt Lake City, Utah 84117
       (Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (801) 278-9424

                        66 Exchange Place
                    Salt Lake City, UT  84111
  (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. CHANGES IN CONTROL OF REGISTRANT

Pursuant to a unanimous consent of the entire Board of Directors of Bear Lake Recreation, a Nevada corporation, dated as of September 28, 2004, 1,500,000 shares of "restricted" and "unregistered" common stock were issued to the
Officers and Directors constituting a change in control.   Prior to the
issuance there were 1,374,200 shares of common stock issued and outstanding with 2,874,200 outstanding directly after the issuance. Each of the officers and directors were issued 500,000 shares of "restricted" and "unregistered" common stock at the Company's par value of $.001 for services performed on behalf of the Company.

Directly after the issuance Mr. Frank Gillen, the direct owner of 700,000 shares lost voting control of the Company.

The Registrant's common stock is the only class of capital stock outstanding, and the only class of capital stock entitled to vote on corporate matters, including the election of directors.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of five percent or more of the Registrant's outstanding common stock after the aforementioned issuance, by (i) each person known by the Registrant to be the beneficial owner of more than five percent of the Registrant's outstanding common stock, (ii) each director of the Registrant, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended) after the Merger, and (iv) all executive officers and directors as a group:

                                                          % BEFORE    % AFTER
NAME OF BENEFICIAL OWNER               NUMBER OF SHARES     ISSUANCE  ISSUANCE
------------------------------------   ----------------   --------   ---------
Steve Moulton                               200,000         18.2%       8.7%
Frank Gillen                                700,000         51%        24.4%

Todd Albiston, SEC / TR                     500,000          0%        17.4%
Wayne Bassham, PRES                         500,000          0%        17.4%
Derrick Albiston, VP                        500,000          0%        17.4%


All directors and executive officers
as a group (3 persons) (7)                  1,500,000        0%        52.2%
---------------------------------


(1) All share numbers and percentages are as of September 28, 2004.



                          SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BEAR LAKE RECREATION, INC.

Date:  September 28, 2004            By: /s/Todd Albiston
                                        ------------------------
                                        Secretary/Treasurer